EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Emisphere Technologies, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alan L. Rubino, as President and Chief Executive Officer, and Michael R. Garone, as Chief Financial Officer, of the Company certify, pursuant to and for the purpose of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2015

/s/ Alan L. Rubino
Alan L. Rubino
President and Chief Executive Officer

/s/ Michael R. Garone
Michael R. Garone
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Emisphere Technologies, Inc. and will be retained by Emisphere Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.